SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     November 7, 2007

CHATTEM, INC.

(Exact name of registrant as specified in its charter)

Tennessee	0-5905	62-0156300
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1715 West 38th Street, Chattanooga, Tennessee 37409

(Address of principal executive offices, including zip code)

(423) 821-4571

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(c)           Effective November 7, 2007, the Board of Directors (the “Board”) of Chattem, Inc. (the “Company”) appointed John L. Stroud and J. Blair Ramey to the position of Vice President, Marketing of the Company.  Mr. Stroud and Mr. Ramey will jointly manage the marketing operations of the Company and each will have direct management responsibility for different segments of the Company's product portfolio.

Mr. Stroud, age 47, has served as the Company’s Vice President, Brand Management since May 2007 and, prior to this time, as a category manager since joining the Company in August 2005.  From November 1995 to March 2005, Mr. Stroud served in various capacities, including as Vice President of Marketing, R&D and Quality, at Brach’s Confections, Inc., a manufacturer of confections and fruit snacks, with total revenues at that time of approximately  $400 million.

Since joining the Company in 1998, Mr. Ramey, age 41, has served as a marketing manager and as a marketing director and, since April 2006, as the Company’s Vice President, Brand Management and Media.  Prior to joining the Company, Mr. Ramey held marketing positions at Nabisco, Inc. and Bryan Foods.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On November 7, 2007, the Board approved an amendment to Article IV of the Company’s Amended and Restated By-Laws, as amended (the “By-Laws”), to provide that shares of the Company’s capital stock may be either certificated or uncertificated.  The amendment was required in order to comply with the requirement that NASDAQ-listed securities be eligible for a Direct Registration Program, also referred to as a Direct Registration System (“DRS”), by January 1, 2008.  DRS is a process that allows companies to issue shares in book-entry form, without the need for physical paper certificates, so that shares can be moved electronically between brokers and transfer agents through a secure, closed end network currently administered by The Depository Trust Company.  A copy of the amendment to the By-Laws, which was effective as of November 7, 2007, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The description of the amendment to the By-Laws is qualified in its entirety by reference to Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits:

99.1	Amendment to Amended and Restated By-Laws dated November 7, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATTEM, INC.

November 13, 2007	By:	/s/ Theodore K. Whitfield, Jr.
Theodore K. Whitfield, Jr.
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Amendment to Amended and Restated By-Laws dated November 7, 2007